UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2024

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Convertible Note Offering

On June 11, 2024, Granite Construction Incorporated (the “Company”) closed its offering of $373.75 million aggregate principal amount of its 3.25% convertible senior notes due 2030 (the “Notes”) for gross proceeds of $373.75 million. The proceeds include the full exercise of the option by the initial purchasers to purchase an additional $48.75 million aggregate principal amount of the Notes granted by the Company to the initial purchasers. The Notes were sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company estimates that the net proceeds from the sale of the Notes were approximately $365.0 million, after deducting the initial purchasers’ discount. The Company used approximately $46.0 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). In addition, the Company used approximately $57.6 million of the net proceeds from the offering to repurchase approximately $30.2 million aggregate principal amount of the Company’s 2.75% convertible senior notes due 2024 (the “2024 Notes”) concurrent with the offering in separate and individually negotiated transactions. The Company intends to use the remainder of the net proceeds from the offering to repay amounts outstanding under its term loan and for general corporate purposes, which may include acquisitions and share repurchases.

Indenture

The Notes were issued pursuant to an indenture, dated as of June 11, 2024 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”). The Indenture and the Notes provide, among other things, that the Notes are the senior unsecured obligations of the Company. The Notes will bear interest at a rate of 3.25% per year, and are payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2024. The Notes will mature on June 15, 2030, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding December 15, 2029, the Notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The initial conversion rate will be 12.8398 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $77.88 per share of the Company’s common stock), subject to adjustment if certain events occur. The initial conversion price represents a conversion premium of approximately 30% to the $59.91 per share last reported sale price of the Company’s common stock on June 6, 2024 on the New York Stock Exchange. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Company will not be able to redeem the Notes prior to June 21, 2027. On or after June 21, 2027, the Company will be able to redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Company’s common stock is equal to or greater than 130% of the conversion price for a specified period of time, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” as defined in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Indenture occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such event or notice of redemption.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or its significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the Notes due and payable immediately.

The foregoing description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and form of Note attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Related Capped Call Transactions

On June 6, 2024, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) in connection with the offering of the Notes, with Bank of America, N.A., Mizuho Markets Americas LLC, with Mizuho Securities USA LLC acting as its agent, Morgan Stanley & Co. LLC and Nomura Global Financial Products Inc. (the “option counterparties”). In addition, on June 7, 2024, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the option counterparties.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The cap price of the Capped Call Transactions will initially be $119.82 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $59.91 per share on the New York Stock Exchange on June 6, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the confirmations of the Capped Call Transactions, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2024 Note Repurchases

On June 11, 2024, the Company agreed, in separately and individually negotiated transactions, with a limited number of holders of the Company’s 2024 Notes to repurchase approximately $30.2 million in aggregate principal amount of the 2024 Notes for approximately $57.6 million in cash (the “2024 Note Repurchases”). All 2024 Notes repurchased will be canceled. Following the 2024 Note Repurchases, approximately $1.1 million in aggregate principal amount of the 2024 Notes remained outstanding.

Unwind Transactions

In connection with the repurchase of the 2024 Notes, on June 11, 2024, the Company entered into partial unwind agreements (the “Unwind Agreements”) with Bank of America, N.A., Bank of Montreal and Morgan Stanley & Co. International plc to unwind a portion of the convertible note hedge and warrant transactions entered into in connection with the offering of the 2024 Notes (the “Unwind Transactions”).

Pursuant to the Unwind Agreements, the Company will receive approximately 261,000 shares of the Company’s common stock in respect of the unwind of the portion of the existing convertible note hedge transactions and existing warrant transactions that correspond to the repurchased 2024 Notes described above.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Unwind Transactions is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Note Offering, Indenture and Capped Call Transactions is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Notes Offering is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements about the use of proceeds, the cancelation of the repurchased 2024 Notes, the Company’s receipt of the Company’s common stock and the potential impact of the Capped Call Transactions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “will,” “could,” “would” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are predictions reflecting the best judgment of the Company’s senior management and reflect the Company’s current expectations regarding the use of proceeds, the cancelation of the repurchased 2024 Notes, the Company’s receipt of the Company’s common stock and the potential impact of the Capped Call Transactions. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or predictions that may prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the effects of entering into the Capped Call Transactions, the 2024 Note Repurchases and the Unwind Transactions, and those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with the Company’s forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law; the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1
Indenture (including Form of Note) with respect to Granite Construction Incorporated’s 3.25% Convertible Senior Notes due 2030, dated June 11, 2024, by and between Granite Construction Incorporated and Wilmington Trust, National Association, as trustee

4.2	Form of 3.25% Convertible Senior Notes due 2030 (included in Exhibit 4.1)

10.1	Form of Capped Call Confirmation

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: June 12, 2024	By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel, Corporate
Compliance Officer and Secretary